Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, Stephen I. Sadove, has executed this certification in connection with the filing with the Securities and Exchange Commission of Saks Incorporated’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended January 30, 2010 (the “Report”).

The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 18th day of March, 2010.

/s/ Stephen I. Sadove
Stephen I. Sadove
Chief Executive Officer